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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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KAYDON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KAYDON CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Ann Arbor, Michigan
April 7, 2006
To Our Shareholders:
     The 2006 Annual Meeting of shareholders of Kaydon Corporation will be held at the corporate offices of Kaydon Corporation, Third Floor, 315 E. Eisenhower Parkway, Ann Arbor, Michigan on Friday, May 12, 2006, at 11:00 a.m. local time for the following purposes:

(1) to elect a Board of Directors for a term of one year;

(2) to ratify the appointment of the Company’s independent registered public accountants for 2006; and

(3) to transact such other business as may properly come before the meeting and any adjournment thereof.
     Shareholders of record at the close of business on Tuesday, March 14, 2006, are entitled to notice of and to vote at the meeting.
By Order of the Board of Directors
JOHN F. BROCCI
Secretary
     THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND IMMEDIATE RETURN OF THE ACCOMPANYING PROXY
     You can help avoid the necessity and expense of sending a follow-up letter by the prompt completion and return of the enclosed proxy whether or not you expect to attend the Annual Meeting of shareholders. For your convenience, there is enclosed a self-addressed envelope requiring no postage if mailed in the United States.

PROXY STATEMENT
GENERAL INFORMATION
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
PROPOSAL 1 -- ELECTION OF DIRECTORS
PROPOSAL 2 -- RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
EXECUTIVE COMPENSATION MATTERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
PROPOSALS BY HOLDERS OF COMMON STOCK
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
APPENDIX A
APPENDIX B
APPENDIX C

KAYDON CORPORATION
315 East Eisenhower Parkway, Suite 300
Ann Arbor, Michigan 48108

ANNUAL MEETING OF SHAREHOLDERS
To be held on May 12, 2006

PROXY STATEMENT

GENERAL INFORMATION
      The Annual Meeting of shareholders of Kaydon Corporation (“Kaydon” or the “Company”) will be held on Friday, May 12, 2006, at the corporate offices of Kaydon, Third Floor, 315 E. Eisenhower Parkway, Suite 300, Ann Arbor, Michigan at 11:00 a.m. local time for the purposes set forth in the accompanying notice. This statement is furnished in connection with the solicitation by Kaydon’s Board of Directors of proxies to be voted at such meeting and at any and all adjournments thereof. This statement and the accompanying form of proxy are first being distributed to shareholders on or about April 7, 2006. Kaydon will pay the costs of preparing, assembling and mailing this proxy statement and the material enclosed herewith. Kaydon has requested brokers, nominees, fiduciaries and other custodians who hold shares of its common stock in their names to solicit proxies from their clients who own such shares, and Kaydon has agreed to reimburse them for their expenses in so doing. In addition to the use of the mails, certain officers, directors and regular employees of Kaydon, at no additional compensation, may request the return of proxies by personal interview or by telephone.
Quorum and Vote Requirements
      Each share of common stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting.
      Participants in the Kaydon Corporation Employee Stock Ownership and Thrift Plan will receive separate voting instruction cards covering the shares held for participants in this plan. Voting instruction cards must be returned or the shares will not be voted by the trustee.
      For purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, all shares for which a proxy or vote is received, including abstentions and shares represented by broker non-votes (as described below) will be counted as present and entitled to vote and will count towards determining a quorum.
      Proxies properly executed, duly returned and not revoked will be voted at the Annual Meeting (including adjournments) in accordance with the specifications therein.
      If a proxy in the accompanying form is executed and returned, you may nevertheless revoke it any time prior to exercise by executing and returning a proxy bearing a later date, by giving notice of revocation to the Secretary of Kaydon, or by attending the Annual Meeting and voting in person.
      Votes will be tabulated by a representative of The Bank of New York, who will act as Inspector of Election.
      Directors are elected by a plurality of votes validly cast in person or by proxy at any meeting at which a quorum is present. Shares represented by proxies that are marked “withhold authority” with respect to the election of one or more nominees as Directors will not be counted in determining whether a plurality of votes was obtained in such matters. If no directions are given and the signed card is returned, the members named as proxies will vote the shares for the election of all listed nominees for Directors. Where shares are held in the name of a broker and the proxy card is not returned by the shareholder, brokerage firms have the authority to vote your non-voted shares (known as “broker non-votes”) on certain routine matters. The proposal to elect five directors will be treated as a routine matter. Consequently, if you do not return the proxy card, the brokerage firm may either vote the shares on this routine matter or leave the shares unvoted. Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned their completed proxy cards, and for those returned, but abstained from voting, those shares will not be included in the vote totals and will have no effect on the vote.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
Number of Shares Outstanding, Record Date and List of Shareholders
      Only shareholders of record at the close of business on Tuesday, March 14, 2006, are entitled to notice of and to vote at the Annual Meeting. At the close of business on such date, there were 28,200,067 shares of common stock of Kaydon outstanding and eligible to vote. A list of shareholders will be available for examination by shareholders at the Annual Meeting in accordance with the Delaware General Corporation Law.
Common Stock Ownership
      The following table sets forth information as of December 31, 2005, concerning the only persons known to Kaydon to be the beneficial owners of more than 5% of Kaydon’s issued and outstanding common stock:

		Percentage of Issued
Name and Address	Amount and Nature of	and Outstanding
of Beneficial Owner	Beneficial Ownership	Common Stock

Cramer Rosenthal McGlynn, LLC(1)	2,470,041	8.77%
520 Madison Avenue New York, New York 10022
Merrill Lynch & Co. Inc.(2)	1,845,631	6.56%
(on behalf of Merrill Lynch Investment Managers (“MLIM”)) World Financial Center, North Tower 250 Vesey Street New York, N.Y. 10381
Mac-Per-Wolf Company(3)	1,814,400	6.4%
311 S. Wacker Dr., Suite 6000 Chicago, IL 60606
Janus Capital Management LLC	1,808,500	6.4%
(“Janus Capital”) and Perkins, Wolf, McDonnell and Company LLC(3) 151 Detroit Street Denver, CO 80206
Fenimore Asset Management, Inc.(4)	1,536,118	5.46%
384 N. Grand Street P.O. Box 310 Cobleskill, NY 12043
Barrow, Hanley, Mewhinney &	1,459,260	5.18%
Strauss, Inc.(5) 2200 Ross Avenue, 31st Floor Dallas, TX 75201

(1)	Based upon its statement on a Schedule 13G filed with the SEC on February 14, 2006, Cramer Rosenthal McGlynn, LLC has sole voting power over 1,335,708 shares, shared voting power over 1,041,183 shares and sole dispositive power over 1,405,558 shares and shared dispositive power over 1,064,483 shares.

(2)	Based upon its statement on a joint Schedule 13G filed with the SEC on February 7, 2006, Merrill Lynch & Co., Inc., and Merrill Lynch Investment Managers, have shared voting and dispositive power over 1,845,631 shares.

(3)	Based on its statements on (i) a joint Schedule 13G filed with the SEC on February 14, 2006, by Janus Capital Management LLC and Perkins, Wolf, McDonnell and Company, LLC, a subsidiary of Mac-Per-Wolf Company and in which Janus Capital also has an indirect 30% ownership stake, and (ii) an amended Schedule 13G filed with the SEC on February 14, 2006, by Mac-Per-Wolf Company, (a) Mac-Per-Wolf has sole voting and dispositive power over 5,900 shares, (b) Janus Capital has sole voting and dispositive power over no shares, and (c) Mac-Per-Wolf Company (through its subsidiary, Perkins, Wolf, McDonnell and Company, LLC) and Janus Capital (through its indirect ownership stake in Perkins, Wolf, McDonnell and Company, LLC) have shared voting and dispositive power over 1,808,500 shares.

(4)	Based upon its joint statement on a Schedule 13G filed with the SEC on January 13, 2006, Fenimore Asset Management, Inc. has sole voting and dispositive power over 1,536,118 shares. Thomas O. Putnam, the Chairman and principal owner of Fenimore Asset Management, also reports beneficial ownership of these shares.

(5)	Based upon its statement on a Schedule 13G filed with the SEC on February 7, 2006, Barrow, Hanley, Mewhinney & Strauss, Inc. has sole voting power over 671,500 shares, shared voting power over 787,760 shares, and sole dispositive power over 1,459,260 shares.
      The following table presents information regarding beneficial ownership of Kaydon’s common stock by each member of the Board of Directors, by the executive officers named in the Summary Compensation Table (the “Named Executive Officers”) and all Directors and executive officers of the Company as a group as of March 14, 2006. Except as noted below, each person exercises sole voting and investment power with respect to such shares.

	Amount and Nature of
	Beneficial Ownership		Percentage
Name and Address	of Common Stock(1)		Owned

David A. Brandon	6,100		*
30 Frank Lloyd Wright Drive Ann Arbor, MI 48106
Brian P. Campbell**	308,203	(2)	1.09%
Timothy J. O’Donovan	2,000		*
9341 Courtland Drive, N.E. Rockford, MI 49351
James O’Leary	1,700		*
1000 Abernathy Rd Suite 1200 Atlanta, GA 39328
Thomas C. Sullivan	29,965		*
2628 Pearl Road Medina, Ohio 44258
John F. Brocci**	64,659		*
Kenneth W. Crawford**	58,355		*
Peter C. DeChants**	50,000		*
John R. Emling**	81,273		*

All executive officers and directors as a group (10 people)	624,932		2.21%

*	Less than one percent.

**	Address is 315 East Eisenhower Parkway, Suite 300, Ann Arbor, Michigan 48108

(1)	Includes (a) restricted shares awarded under the Company’s 1999 Long-Term Stock Incentive Plan subject to possible forfeiture (76,520 shares for Mr. Campbell; 31,200 shares for Mr. Brocci; 31,600 shares for Mr. Crawford; 32,000 shares for Mr. DeChants; and 48,680 shares for Mr. Emling; totaling 233,060 shares for all executive officers of the Company as a group); (b) restricted shares awarded under the Company’s 2003 Non-Employee Directors Equity Plan subject to possible forfeiture (1,400 shares for Mr. Brandon; 800 shares for Mr. O’Leary and 1,800 shares for Mr. Sullivan; totaling 4,000 shares for all directors as a group); (c) shares which may be acquired on or before May 12, 2006 upon the exercise of stock options issued under the Company’s stock option plans (2,100 shares for Mr. Brandon; 700 shares for Mr. O’Leary; and 12,950 shares for Mr. Sullivan; totaling 15,750 shares for all directors and executive officers of the Company as a group); (d) shares held in accounts in the Kaydon Corporation Employee Stock Ownership and Thrift Plan (301 shares for Mr. Crawford; and 614 shares for Mr. Emling); and (e) phantom shares outstanding under the Director’s Deferred Compensation Plan (9,015 shares for Mr. Sullivan). Holders have sole voting but no investment power over unvested restricted shares and exercise neither voting nor investment power over unexercised option shares.

(2)	Includes 2,000 shares owned by a trust as to which Mr. Campbell disclaims beneficial ownership.
PROPOSAL 1 — ELECTION OF DIRECTORS
      The persons designated as proxies in the accompanying proxy have been selected by the Board of Directors of Kaydon and have indicated that they intend to vote all proxies received by them for the election of each of the following nominees for the office of director of Kaydon, unless instructed otherwise, each to serve until the Annual Meeting of shareholders next succeeding their election and until their successors have been duly elected and qualified.
      If for any reason any of the following nominees is not a candidate when the election occurs, which is not anticipated, it is intended that the proxies will be voted for the election of a substitute nominee if one is designated by the Board of Directors. Information concerning the nominees is set forth below.
      Each of the nominees other than Mr. O’Donovan is currently an elected Director. Mr. O’Donovan was identified as a potential nominee by a third-party executive search firm engaged by the Corporate Governance and Nominating Committee to assist the committee in identifying and screening qualified director candidates meeting the qualifications set forth elsewhere in this proxy statement under the heading “Board Committees — Corporate Governance and Nominating Committee” to serve on the Company’s Board of Directors.
Name and Age of Nominees

David A. Brandon (53)	Mr. Brandon has been Chairman and Chief Executive Officer of Domino’s Pizza, Inc. since March 1999, a company in the business of franchising and operating retail pizza delivery stores and food distribution. Mr. Brandon is a Director of Domino’s Pizza, Inc., Burger King Corporation and TJX Companies, and is also a Regent of the University of Michigan. He has been a Director of Kaydon since February 2004. Mr. Brandon is Chairman of the Compensation Committee and is a member of the Audit Committee and the Corporate Governance and Nominating Committee of the Board of Directors.

Brian P. Campbell (65)	Mr. Campbell has been President and Chief Executive Officer of Kaydon Corporation since September 1998 and Chairman of the Board since April 1999. Mr. Campbell has been a Director of Kaydon since September 1995.

Timothy J. O’Donovan (60)	Mr. O’Donovan has been Chairman since April 2005 and Chief Executive Officer since April 2000 of Wolverine World Wide, Inc.,

a company in the business of manufacturing and marketing footwear products. Mr. O’Donovan has been a Director of Wolverine World Wide, Inc. since 1993 and serves on the Board of Directors of Spartan Stores, Inc. and the Grand Rapids Symphony. He has been a Director of Kaydon since July 2005. Mr. O’Donovan is a member of the Audit Committee and the Corporate Governance and Nominating Committee of the Board of Directors.

James O’Leary (43)	Mr. O’Leary has been the Executive Vice President since July 2002, and Executive Vice President and Chief Financial Officer since August 2003, of Beazer Homes USA, Inc., a company in the business of home building. Prior to that, Mr. O’Leary was the Chairman and CEO of the LCA Group, Inc, a global lighting subsidiary of U.S. Industries, Inc. from 2000 to 2002. He also served as Executive Vice President of U.S. Industries, Inc. from 1999 to 2002. Mr. O’Leary has been a Director of Kaydon since March 2005. Mr. O’Leary is Chairman of the Audit Committee and a member of the Compensation Committee of the Board of Directors.

Thomas C. Sullivan (68)	Mr. Sullivan has been Chairman of RPM International Inc. since October 2002, a company which manufactures and sells consumer and industrial coatings. Prior to that, he served as the Chairman and Chief Executive Officer of RPM International Inc. since 1971 and has served as a Director of RPM International Inc. since 1963. Mr. Sullivan also serves on the Board of Directors of Agilysys Inc. He has been a Director of Kaydon since September 1998. Mr. Sullivan is Chairman of the Corporate Governance and Nominating Committee and a member of the Compensation Committee of the Board of Directors.

      The Board of Directors recommends a vote FOR the election of the persons named above as Directors of the Corporation.
Director Compensation
      Directors who are not employees of Kaydon are paid an annual retainer of $35,000 and meeting fees of $2,500 for attending regular meetings of the Board of Directors, $500 for telephonic meetings of the Board, and Committee members, including the Chairman, each receive $1,000 per Committee meeting for attending meetings of the Audit, Compensation or Corporate Governance and Nominating Committees. The Chairman of the Audit Committee is paid an annual fee of $10,000 and the Chairmen of the Compensation and Corporate Governance and Nominating Committees are each paid an annual fee of $5,000. In August 2005, the non-employee members of the Board of Directors elected Mr. David A. Brandon as Lead Director. The Lead Director, whose responsibilities are described on page 9, is paid an annual fee of $20,000. Directors are also entitled to reimbursement of reasonable travel expenses associated with attending Board and Committee meetings. Non-Employee Directors do not participate in the Company’s health or retirement plans.
      Non-Employee Directors are eligible to receive options to purchase shares of common stock and shares of restricted stock pursuant to the Kaydon Corporation 2003 Non-Employee Directors Equity Plan (the “2003 Directors Plan”). The 2003 Directors Plan provides that each person who is first appointed as a Non-Employee Director within six months after an annual meeting of shareholders will be granted an option to purchase 5,000 shares of common stock on the date of appointment. The 2003 Directors Plan also provides on the day after each annual meeting of shareholders, each Non-Employee Director in office on that date will be granted an option to purchase 3,500 shares of common stock and 1,000 shares of restricted stock. Options granted under the 2003 Directors Plan have an exercise price equal to the fair market value per share of common stock of the Company (i.e., the closing price for common stock on the NYSE) on the day of the grant. On each anniversary of the date of grant, an option will become exercisable with respect to 20% of shares covered by the option, so that on the fifth anniversary of the grant an option will be fully exercisable. All options must be exercised within ten years after the date of the grant. With respect to the restricted stock issued under the 2003 Directors Plan, on each January 5th after restricted shares are granted, the restrictions will lapse as to 20% of the shares previously granted, so that on the fifth such January 5th following the grant of restricted shares, all shares covered by the grant will be free of restrictions. In May 2005, each Non-Employee Director at that time was awarded an option to purchase 3,500 shares of Company common stock for $27.35 per share and 1,000 shares of restricted Company common stock. In July 2005, Mr. O’Donovan, upon his election to the Board of Directors, was granted an option to purchase 5,000 shares of common stock at $27.95 per share. The 2003 Directors Plan expires on April 30, 2013.
      Under the provisions of the Non-Employee Directors Deferred Compensation Plan a non-employee director may elect to defer payment of all or a part of the cash compensation to be received as a director. Deferred compensation may be credited to an interest bearing account or Kaydon Corporation common stock “phantom” stock account. Payment of amounts deferred under the Deferred Compensation Plan commence when a participant ceases to be a director or at a future date elected by the director.
Director Independence
      During February 2006, the Board undertook its annual review of director independence based on the listing standards established by the New York Stock Exchange (“NYSE”). Under the NYSE rules, a director qualifies as independent upon the Board affirmatively determining that he or she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Company has adopted categorical standards to assist it in making determinations of independence. Under these standards, no director will be considered not independent solely as a result of either of the following relationships:

•	If the director is a partner, shareholder or otherwise is an equity-holder of an entity with which the Company does business, so long as purchases or sales of goods and services from or to the Company do not exceed 1% of the annual revenues of the Company or the other entity; or

•	If the director serves as an officer or director of a charitable organization to which the Company makes a donation, so long as the aggregate annual donations by the Company do not exceed 1% of that organization’s annual charitable receipts.
      In addition, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. Based on this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under the NYSE listing standards, except for Mr. Campbell. Mr. Campbell is considered a non-independent director because he is a senior executive of the Company.
Board Committees
      The Board of Directors has established an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. The Board of Directors and each Committee of the Board of Directors individually has the authority to retain outside advisers including consultants, accountants and legal counsel as needed.
      The Charters of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee may be accessed on the Company’s Web site at www.kaydon.com. A copy of any one or all of the Charters may also be attained without charge by writing to the Secretary, Kaydon Corporation, 315 E. Eisenhower Parkway, Suite 300, Ann Arbor, Michigan 48108.
      Audit Committee. Kaydon’s Audit Committee consists of three Directors: James O’Leary (Chairman), David A. Brandon and Timothy J. O’Donovan. All of these members of the Audit Committee are independent as such term is defined under the current listing standards of the NYSE. The Audit Committee operates pursuant to a written charter which was reviewed and approved by the Board of Directors on March 8, 2006, and a copy of the current charter is attached to this Proxy Statement as Appendix A.
      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of the Company’s:

•	Financial reporting processes, financial reports and other financial information;

•	Financial statement integrity;

•	Internal and independent audit activities;

•	Compliance with legal and regulatory requirements related to the Audit Committee Charter;

•	System of internal controls; and

•	Independent auditor’s qualifications and independence.
      The Board of Directors has determined that each of the members of the Audit Committee is “financially literate” and possesses related financial management expertise within the listing standards of the NYSE. The Board has determined that Messrs. Brandon and O’Leary are “audit committee financial experts” as defined in the applicable SEC rules.
      See “Audit Committee Report” on page 18 of this Proxy Statement for additional information.
      Compensation Committee. Kaydon’s Compensation Committee consists of three Directors: David A. Brandon (Chairman), James O’Leary and Thomas C. Sullivan. All members of the Compensation Committee are independent as such term is defined under the current listing standards of the NYSE. The Compensation Committee operates pursuant to a written charter which was reviewed and approved by the Board of Directors on March 8, 2006, and a copy of the current charter is attached to this Proxy Statement as Appendix B. The primary function of the Compensation Committee is to assist the Board of Directors in fulfilling its oversight of the Company’s compensation arrangements including:

•	Selection, retention and compensation of elected officers and other key employees;

•	Interpreting and/or amending the Company’s 1999 Long Term Stock Incentive Plan;

•	Considering and approving where required, major changes in compensation, benefits and/or retirement plans; and

•	Determining and approving the Chief Executive Officer’s compensation.
      See “Compensation Matters — Compensation Committee Report on Executive Compensation” on page 14 of this Proxy Statement for additional information.
      Corporate Governance and Nominating Committee. Kaydon’s Corporate Governance and Nominating Committee (“Governance Committee”) consists of three Directors: Thomas C. Sullivan (Chairman), David A. Brandon and Timothy J. O’Donovan. All members of the Governance Committee are independent as such term is defined under the current listing standards of the NYSE. The Governance Committee operates pursuant to a written charter which was reviewed and approved by the Board of Directors on March 8, 2006, and a copy of the current charter is attached to this Proxy Statement as Appendix C.
      The primary function of the Governance and Nominating Committee is to assist the Board of Directors in fulfilling its oversight of the Company’s governance and nominating procedures including:

•	Identifying and recommending nominees for the Company’s Board of Directors;

•	Recommending to shareholders candidates for election or re-election to the Board of Directors at the annual meeting;

•	Annually evaluating and reviewing the performance of the Board of Directors;

•	Reviewing and considering succession plans at the CEO and other senior officer levels;

•	Assessing the independence of the members of the Board of Directors and its committees; and

•	Reviewing and monitoring any outside directorship held by senior company officials.
      The Governance Committee considers candidates for Board membership based on recommendations received from Board members, management and shareholders. Prospective nominees are considered based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the qualifications and standards established by the Governance Committee. The initial determination will be based on information provided to the Governance Committee with the recommendation, the Governance Committee’s own knowledge of the prospective candidate, and possible inquiries to persons familiar with the qualifications of the prospective candidate.
      If the Governance Committee determines, in consultation with the Board as appropriate, that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience. The Governance Committee evaluates the prospective nominee against the qualifications and standards adopted by the Governance Committee, including:

•	Ability to represent the interests of the shareholders of the Company;

•	Qualities and standards of integrity, commitment and independence of thought and judgment;

•	Independence based upon the standards of the NYSE;

•	Broad range of business experiences consistent with the Company’s diversified businesses;

•	Ability to dedicate sufficient time, energy and attention to service as a director; and

•	Contribution to the range of talent, skill and expertise appropriate for the Board.
      The Governance Committee, in its judgment, also considers such other relevant factors, including the current composition of the Board, the need for specific functional expertise and the evaluations of other prospective nominees. Further, the Governance Committee may, but is not required to, utilize third-party firms to assist in the identification and/or screening of prospective candidates. The Corporate Governance and Nominating Committee has engaged a third-party executive search firm to assist in identifying and screening qualified director candidates to serve on the Company’s Board of Directors.
      In connection with this evaluation, the Governance Committee determines whether one or more members of the Governance Committee, and others as appropriate, will interview prospective nominees. After completing this evaluation and interview, the Governance Committee recommends to the full Board the person(s) to be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Governance Committee.
      Shareholder Communication. Shareholders and other interested parties may communicate with Non-Employee Directors individually or as a group by submitting comments or questions in writing to the Company’s outside counsel, Mr. Paul Rentenbach, Dykema Gossett PLLC, 400 Renaissance Center, Detroit, Michigan 48243. Mr. Rentenbach will forward all such communications to the Non-Employee Directors without screening or editing.
Meeting Attendance
      During 2005, Kaydon’s Board of Directors met five times for regular meetings and three times for special telephonic meetings; the Audit Committee met eight times (each of the meetings involved the independent auditors); the Compensation Committee met five times; and the Corporate Governance and Nominating Committee met four times during the year. The Non-Employee Directors met three times in 2005 without management present. All members of the Board attended at least 75% of the Board meetings and each member of a Board Committee attended at least 75% of the meetings of each Committee on which he served.
      The Board of Directors has determined that the Company’s policy regarding Director attendance at the Company’s annual meeting of shareholders is that Directors are expected to attend in person, absent compelling business or personal conflicts which prevent attendance. All members of the Board of Directors who were then in office attended the May 2005 Annual Shareholders Meeting, except Mr. O’Leary who was appointed to the Board in March and was unable to adjust a previously scheduled event.
      The Board maintains a position of Lead Director whose responsibility is to chair the periodic sessions of the Board in which management directors and other members of management are not present, serve as a liaison between members of the Board and the Chairman and Chief Executive Officer, assist in the development of Board Meeting agendas, and provide continuous communication regarding matters of import to the Chairman and Chief Executive Officer. The non-employee members of the Board elected Mr. Brandon as Lead Director in August 2005.
Equity Compensation Plan Information
      The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2005, including Kaydon’s 1999 Long-Term Stock Incentive Plan, 1993 Non-Employee Directors Stock Option Plan, the 2003 Non-Employee Directors Equity Plan and the Director Deferred Compensation Plan.

	Equity Compensation Plan Information

	(A)		(B)	(C)
				Number of securities
	Number of securities			remaining available for
	to be issued upon		Weighted-average	future issuance under equity
	exercise of outstanding		exercise price of	compensation plans
	options, warrants		outstanding options,	(excluding securities reflected
Plan Category	and rights		warrants and rights	in column (A))

Equity compensation plans approved by shareholders	102,000	(1)	$25.04	3,592,376	(3)
Equity compensation plans not approved by shareholders(2)	9,015		n/a	n/a

Total	111,015			3,592,376

(1)	Includes only options outstanding under Kaydon’s 1999 Long-Term Stock Incentive Plan, the 1993 Non-Employee Directors Stock Option Plan and the 2003 Non-Employee Directors Equity Plan as no warrants or rights were outstanding as of December 31, 2005.

(2)	Includes shares of Kaydon common stock pursuant to phantom stock units outstanding under Kaydon’s Director Deferred Compensation Plan. This Plan is the only equity plan that has not been approved by shareholders and provides a vehicle for a director to defer compensation and acquire Kaydon common stock. The amount shown in column (A) above assumes these Directors elect to receive their deferred compensation in shares of Kaydon common stock. The number of shares reserved for issuance under this plan is not limited in amount, other than by the dollar value of the non-employee Directors’ annual compensation.

(3)	Includes shares available for issuance under Kaydon’s 1999 Long-Term Stock Incentive Plan which allows for the grants of stock options and stock appreciation rights and for awards of restricted stock, restricted stock units and stock-based performance awards to employees of and consultants to the Company and shares available for issuance under the 2003 Non-Employee Directors Equity Plan which allows for the granting of stock options and for awards of restricted stock.

Note: The Company’s practice is to purchase shares on the open market for issuance under its various equity plans thus minimizing any dilutive effect of such plans.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
      In accordance with its charter, the Audit Committee has selected Ernst & Young LLP independent registered public accountants to audit the Company’s consolidated financial statements for fiscal 2006. Ernst & Young LLP served as the Company’s independent auditors for both fiscal 2005 and 2004. The Audit Committee is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2006.
      In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and the stockholders’ best interests.
      The Audit Committee has approved all services provided by Ernst & Young LLP. A member of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement and respond to appropriate questions from stockholders.
      The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of Ernst & Young LLP.
      The Board of Directors and the Audit Committee recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as Independent Registered Public Accountants for Kaydon Corporation for the fiscal year ending December 31, 2006.

EXECUTIVE COMPENSATION MATTERS
Summary Compensation Table

					Long-term
					Compensation
		Annual Compensation			Awards

Name and		Annual		Other Annual	Restricted Stock	All Other
Principal Position	Year	Salary(1)	Bonus(2)	Compensation(3)	Awards(4)	Compensation(5)

Brian P. Campbell,	2005	$700,000	$504,000	$0	$1,074,150	$7,535
Chairman, President	2004	700,000	420,000	0	1,003,450	5,302
and Chief Executive	2003	600,000	0	0	470,000	4,012
Officer
John R. Emling	2005	305,000	219,600	0	460,350	7,278
Senior Vice President	2004	305,000	183,000	0	424,350	13,564
Operations	2003	265,000	0	236,524	150,400	1,879
Peter C. DeChants	2005	270,000	194,400	0	306,900	1,044
Vice President,	2004	270,000	162,000	0	282,900	1,058
Corporate Development &	2003	270,000	0	0	188,000	2,411
Treasurer
Kenneth W. Crawford	2005	185,000	133,200	0	306,900	3,983
Vice President and	2004	185,000	111,000	0	282,900	1,135
Corporate Controller	2003	176,000	0	0	150,400	1,719
John F. Brocci	2005	187,400	134,928	0	306,900	2,519
Vice President,	2004	187,400	112,440	0	282,900	2,321
Administration and	2003	178,000	0	0	103,400	2,136
Secretary

(1)	Includes amounts contributed into the Company’s 401(k) plan.

(2)	For presentation purposes, bonuses are shown in the year earned, although they are generally paid the following year.

(3)	In accordance with SEC rules, amounts totaling the lesser of $50,000 or 10% of the officers’ annual salary and bonus have been omitted. The amounts shown in this column for Mr. Emling represent reimbursement for relocation expenses incurred and losses realized on the relocation of Mr. Emling’s primary residence, and the federal and state tax liabilities associated with such reimbursement.

(4)	Represents, for each Named Executive Officer, restricted stock awards made under the Company’s 1999 Long-term Stock Incentive Plan. The dollar value of the awards is based on the number of restricted shares awarded and the closing price of the common stock on the NYSE on the date the awards were made. Dividends are paid on all restricted stock. All shares are subject to vesting upon disability or death while employed at Kaydon. For awards made in 2005, 2004 and 2003, the restrictions lapse as to 1/5 of the shares awarded each year. The Three-Year History of the number of shares awarded each year and the Aggregate Number of Restricted Shares held as of December 31, 2005 by the Named Executive Officers, and the value of those shares as of December 31, 2005, based upon the closing price of the common stock on the NYSE on December 30, 2005, are as follows: Mr. Campbell was granted 25,000 shares in March 2003, 35,000 shares in August 2004, and 35,000 shares in March 2005, and has an aggregate total of 106,150 unvested shares valued at $3,411,661; Mr. Emling was granted 8,000 shares in March 2003, 15,000 shares in February 2004, and 15,000 shares in March 2005, and has an aggregate total of 45,788 unvested shares valued at $1,471,626; Mr. DeChants was granted 10,000 shares in March 2003, 10,000 shares in February 2004, and 10,000 shares in March 2005, and has an aggregate total of 30,000 unvested shares valued at $964,200; Mr. Crawford was granted 8,000 shares in March 2003, 10,000 shares in February 2004 and 10,000 shares in March 2005, and has an aggregate total of 31,050 unvested shares valued at $997,947; and Mr. Brocci was granted 5,500 shares in March 2003, 10,000 shares in February 2004 and 10,000 shares in March 2005 and has an aggregate total of 29,000 unvested shares valued at $932,060.

(5)	Includes healthcare expense reimbursements under a Kaydon plan for certain executive officers and for presentation purposes in this table are shown as being reimbursed in the same year the expense was incurred.

Change-In-Control Compensation Agreements
      Kaydon has entered into Change-in-Control Compensation Agreements with certain selected executives, including Messrs. Campbell, Emling, DeChants, Crawford and Brocci. The Change-in-Control Compensation Agreements provide that in the event of (i) the termination by Kaydon of the officer’s employment within three years after a Change-in-Control (as defined in the agreement) of the Company (except for reasons of retirement, death, disability or cause), or (ii) the termination by the officer within three years after a Change-in-Control of the Company for specified reasons, such officer will be entitled to termination benefits. The permissible reasons for the officer to terminate his employment and receive termination benefits include a substantial reduction in his duties and responsibilities, a reduction in his compensation or benefits package or the transfer of the officer to a location requiring a change in his residence or a material increase in the amount of travel normally required.
      The termination benefits to which the officer is entitled, which coordinate with benefits provided upon a Change-in-Control under Kaydon’s Supplemental Executive Retirement Plan, include three times annual base salary and target or actual bonus, whichever is higher, at the time of termination, payable in a lump sum payment, and certain other benefits provided in the agreement. None of the benefits would be affected or reduced if the officer were to obtain new employment after his termination by Kaydon. The Change-in-Control Compensation Agreements were approved by the Board of Directors as reasonable termination compensation for the officers in order to encourage management to remain with the Company and to continue to devote full attention to Kaydon’s business in the event of a threatened Change-in-Control of the Company.
Grants of Stock Options or Stock Appreciation Rights
      No stock options were granted to the Named Executive Officers during the year ended December 31, 2005.
Exercises of Stock Options and Stock Appreciation Rights and Holdings
      There were no stock options or stock appreciation rights exercised by the Named Executive Officers during the year ended December 31, 2005.
Retirement Plan
      Kaydon maintains a non-contributory defined benefit retirement plan that provides for normal retirement at age 65 and permits early retirement in certain cases. Benefits are based on years of service and “final average compensation”, which is the average covered compensation for the three highest consecutive calendar years during the ten most recent calendar years.
      Federal regulations require that no more than $210,000 in compensation be considered for the calculation of retirement benefits from the Kaydon Corporation Retirement Plan (the “Plan”), the Company’s qualified defined benefit plan, in 2005. The maximum amount paid from a qualified defined benefit plan cannot exceed $170,000 per year as of January 1, 2005. To attract and retain highly qualified senior management executives, the Company previously adopted the Supplemental Executive Retirement Plan (“SERP”) to address these limitations.
      The SERP is a nonqualified supplemental pension plan for designated executives that provides increased benefits that would otherwise be unavailable because of certain Internal Revenue Code limitations on qualified benefit plans. In general, the SERP provides retirement, early retirement, disability and death benefits based on the benefit formula contained in the Plan applied to all compensation, reduced by benefits actually provided under the Plan. In certain cases, additional service credit for purposes of the SERP benefit formula is provided.
      The following table presents information regarding estimated annual benefits payable at the normal retirement age of 65, in the form of a single life annuity, from the Plan and the SERP, if applicable.

Final	Years of Credited Service at Retirement
Average
Compensation(1)	5	10	15	20	25	30 or more

$ 100,000	6,488	12,976	19,463	25,951	32,439	38,927
200,000	14,388	28,776	43,163	57,551	71,939	86,327
300,000	22,288	44,576	66,863	89,151	111,439	133,727
400,000	30,188	60,376	90,563	120,751	150,939	181,127
500,000	38,088	76,176	114,263	152,351	190,439	228,527
600,000	45,988	91,976	137,963	183,951	229,939	275,927
700,000	53,888	107,776	161,663	215,551	269,439	323,327
800,000	61,788	123,576	185,363	247,151	308,939	370,727
900,000	69,688	139,376	209,063	278,751	348,439	418,127
1,000,000	77,588	155,176	232,763	310,351	387,939	465,527
1,100,000	85,488	170,976	256,463	341,951	427,439	512,927
1,200,000	93,388	186,776	280,163	373,551	466,939	560,327
1,300,000	101,288	202,576	303,863	405,151	506,439	607,727
1,400,000	109,188	218,376	327,563	436,751	545,939	655,127
1,500,000	117,088	234,176	351,263	468,351	585,439	702,527

(1)	Final Average Compensation is the average covered compensation for the three highest consecutive calendar years during the ten most recent calendar years.
      The amounts shown are not subject to reduction for Social Security benefits but are reduced by any pension payable from other Company plans. A participant may retire as early as age 55, but benefits payable at early retirement are subject to reductions that approximate actuarial values (except that benefits under the SERP are not reduced on retirement at age 62 or later).
      Covered compensation is based on salary and annual bonuses as shown in the Summary Compensation Table. However for Plan purposes, bonuses are included in covered compensation in the year paid rather than the year earned. Prior to January 1, 1997, covered compensation excluded Management Incentive Compensation Plan (“MIC”) payments to the employee during the calendar year in excess of 50% of the employee’s base rate of pay in effect on the December 31 preceding the date of payment. Covered compensation also includes dividends on restricted stock awards (first payable in 2000). Messrs. Crawford, DeChants, and Emling participate in the Plan but not the SERP, and therefore their covered compensation is limited by the IRS limit for qualified plans ($210,000 for 2005). The other executives listed in the Summary Compensation Table participate in both the Plan and SERP and there is no limit on their covered compensation.
      With respect to the executive officers listed in the Summary Compensation Table, the credited Years of Service as of December 31, 2005, and the remuneration received during 2005 were, respectively, as follows: Mr. Campbell, 7 years plus 17 future service years under the SERP and $1,169,468; Mr. Brocci, 17 years plus 13 additional years of credit under the SERP and $313,256; Mr. Crawford, 6 years and $210,000; Mr. DeChants, 3 years and $210,000, and Mr. Emling, 7 years and $210,000. Compensation amounts for Mr. Crawford, Mr. DeChants and Mr. Emling reflect the IRS pay limit.
Compensation Committee Interlocks and Insider Participation
      The members of the Compensation Committee for the 2005 fiscal year were David A. Brandon, Thomas C. Sullivan, B. Joseph White, who served on the committee from January to May 2005, and James O’Leary, who was appointed to the committee in May 2005 replacing Mr. White. No member of the Compensation

Committee was at any time during fiscal year 2005 or at any other time an officer or employee of Kaydon, and no member had any relationship with Kaydon requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions” of this proxy statement. No executive officer of Kaydon has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during fiscal year 2005.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee (the “Committee”) ensures that the Company’s compensation philosophy is consistent with the Company’s best interests and is properly implemented. The Committee of the Board of Directors, consisting entirely of independent Directors, approves all of the policies under which compensation is paid or awarded to Named Executive Officers. The following is the report of the Committee for the fiscal year ended December 31, 2005.
      The information contained in the following report shall not be deemed to be “soliciting material” nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
Compensation Policy
      The Committee believes that its principal responsibility is to incent and reward performance that will lead to the long-term enhancement of shareholder value. To accomplish this, the Company’s basic compensation program for Named Executive Officers consists of: a base annual salary; an annual incentive opportunity; and long-term financial performance awards (which may take the form of restricted stock grants, stock options, stock appreciation rights, and other equity type awards). Through this program the Committee believes the Company will continue to attract, retain and motivate a high level of leadership and performance which is fully aligned with the success of the Company and in the best interests of its shareholders.
      Key factors the Committee weighs include the nature and scope of the Named Executive Officer’s responsibilities, effectiveness in leading initiatives to increase shareholder value, productivity and growth, the compensation practices and competitive environment for executive talent, general economic conditions and outlook, the Company’s operating and financial performance, and the fostering of a culture of integrity and compliance with applicable law and Company ethics policies. Based upon all factors it considers relevant, the Compensation Committee exercises discretionary judgment (not rigid guidelines or formulas) in determining Named Executive Officer total compensation.
Base Salary
      Each Named Executive Officer’s base pay is determined by an assessment of the person’s sustained performance against his or her job responsibilities, including, where appropriate, the impact of such performance on the business results of the Company, current salary in relation to the salary range designated for the job and experience and mastery of the job.
Annual Incentive
      In 2005, the Committee established an Executive Management Bonus Program. Under the terms of the Program following the Company’s annual/strategic planning process, the Committee establishes an Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) target or performance goal for the Company for the upcoming fiscal year. Designated Executive Officers have a cash bonus opportunity of up to 60% of their base annual salary if 100% of the EBITDA target is achieved, earn no bonus if achievement is 80% or less of target, and may earn up to 100% of the individual’s base annual salary if the Company’s EBITDA target is exceeded by 15%. The Committee may also grant a cash bonus of up to 25% of the individual’s base salary which could be in addition to or in lieu of any bonus payment made/not made pursuant to the EBITDA goal formula.

Long-Term Equity Incentive Program
      The shareholder-approved Kaydon Corporation 1999 Long-Term Stock Incentive Plan (“Plan”) provides for the grant of stock options, restricted stock awards and other types of equity awards for Named Executive Officers, other executives and key managers. The objectives of the Plan are to align management and shareholder long-term interests by creating a strong and direct long-term relationship between executive compensation and shareholder returns. The Committee strongly believes that by providing those individuals who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company common stock, the best interests of shareholders, Named Executive Officers and key managers will be more closely aligned. The Committee generally vests equity incentives over periods of between five and ten years which increases the long-term aspect of these awards. As a result of the extended vesting schedule, the dollar value of these stock-based incentives can appreciate to substantial amounts since there is a longer time period for the Company stock price to appreciate. Further, the Committee believes that the extended vesting of equity incentives also promotes retention and spreads compensation expense over a longer term.
      The Board of Directors has authorized the purchase of shares of Kaydon common stock in the open market sufficient to provide for all equity incentives awarded so that the expense related to these awards is more consistent and less variable, and also to avoid any earnings per share dilution resulting from these awards. This expense is amortized over the vesting period of the equity incentive. Because the Company’s tax deduction is based on the fair market value at the time restrictions lapse, the after-tax cost of this program can be very favorable to the Company based on future appreciation of Company common stock.
      The Committee has the authority to: establish rules for the administration of the Plan; select those individuals to whom awards are granted; determine types of awards and the number of shares covered by such awards; set the terms and conditions of such awards; and cancel, suspend or amend awards.
      Generally, the Committee reviews long-term equity incentives twice each year. During 2005, the Committee approved restricted stock grants which vest over five years totaling 122,440 shares to 42 employees and restricted stock phantom share grants which vest over five years totaling 980 shares to 2 non-U.S. employees. A phantom share pursuant to the Plan represents the right to receive an amount (paid in the currency of the recipient’s domicile) equal to the fair market value of one share of Kaydon common stock at the time the award vests and/or meets any performance conditions of the grant.
CEO Compensation — Brian P. Campbell
      Brian P. Campbell is the President and Chief Executive Officer of Kaydon Corporation. He has held these positions since September 1998. Mr. Campbell is also Chairman of the Board of Directors and Chief Financial Officer of the Company.
      In 2005, the Committee exercised its discretionary judgment in determining Mr. Campbell’s base salary. The Committee considered Mr. Campbell’s performance and leadership contributions to the Company, including the Company’s overall operating and financial performance, top-line and net income improvements. For 2005 performance, Mr. Campbell received an annual incentive bonus of $504,000 based upon the achievement of the same EBITDA target used to determine other executive bonuses (the program is described on page 14). The maximum amount of the annual bonus program is 100% of base salary and to the extent the EBITDA target was met and exceeded, Mr. Campbell’s incentive bonus amounted to 72% of his base pay.

•	Base Salary — For 2005, Mr. Campbell’s base pay remained unchanged at $700,000.

•	Incentive Compensation — Mr. Campbell received a $504,000 bonus for 2005 (paid in 2006).

•	Long-term Stock Incentives — Mr. Campbell received a restricted stock award of 35,000 shares in 2005.

Committee Policy Regarding Compliance with Section 162(m) of the Internal Revenue Code of 1986 (the “Code”)
      Section 162(m) of the Code disallows a federal income tax deduction to publicly held companies for certain compensation paid to the Executive Officers named in this proxy to the extent that the compensation exceeds $1 million per year unless such compensation is pursuant to qualifying performance-based plans approved by shareholders of the Company. Compensation as defined includes, among other things, base salary, incentive compensation and gains on stock options, restricted stock, and other transactions under Kaydon’s 1999 Long-term Stock Incentive Plan.
      The Committee establishes individual executive compensation based primarily upon the Company’s performance and competitive considerations. As a result, executive compensation may exceed $1 million in a given year. The Committee will continue to consider ways to maximize deductibility of executive compensation, while retaining the discretion the Committee deems necessary to compensate Executive Officers in a manner commensurate with the performance of Kaydon, the competitive environment, and the best interests of the Company and its shareholders.

Compensation Committee:

David A. Brandon (Chairman)
James O’Leary
Thomas C. Sullivan

PERFORMANCE GRAPH
      In accordance with SEC rules, the following table shows a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by Kaydon. Kaydon has selected Standard & Poor’s 500 Stock Composite (“S&P 500”) Index for the broad equity index and the Value Line Diversified Manufacturing Index as an industry standard for the five-year period commencing January 1, 2001 and ending on December 31, 2005.
      The information contained in this graph shall not be deemed to be “soliciting material” nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

	2000		2002	2003	2004	2005
KAYDON CORPORATION	$100.00	$92.99	$88.76	$110.53	$143.58	$142.04
Standard & Poor’s 500	100.00	88.11	68.64	88.33	97.94	102.74
Diversified Manufacturing	100.00	111.39	98.58	153.03	193.26	205.68

*	Assumes $100 invested at the close of trading on December 31, 2000 in Kaydon common stock, the S&P 500 Index and the Value Line Diversified Manufacturing Index (published by Value Line, Inc). Total return assumes reinvestment of dividends.

Certain Relationships and Related Transactions
      There are no relationships or related party transactions requiring disclosure under applicable Securities and Exchange Commission rules.
AUDIT COMMITTEE REPORT
      The following is the report of the Audit Committee (the “Committee”) with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2005, which include the consolidated balance sheets of the Company and its subsidiaries as of December 31, 2005 and 2004, and related consolidated statements of income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005, and the notes thereto.
      The information contained in this report shall not be deemed to be “soliciting material” nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements and the related schedules in the Annual Report with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.
      The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements and related schedules with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.
      The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting.
      The Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.
      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements and related schedules and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included and/or incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2005 filed by the Company with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company’s independent registered public accounting firm.

Audit Fee Summary
      Fees for professional services provided by our independent registered public accounting firm in each of the last two years, in each of the following categories are:

	2005	2004
	Ernst &	Ernst &
	Young LLP	Young LLP

Audit Fees	$1,028,700	$1,439,400
Audit-Related Fees	26,000	59,500
Tax Fees	226,900	301,800
All Other Fees	0	18,500

Total Fees	$1,281,600	$1,819,200

      Audit fees include fees associated with the annual audit, reviews of the quarterly reports on Form 10-Q, statutory audits required internationally, and comfort letter and consents related to filings with the Securities and Exchange Commission. Audit-related fees principally include accounting consultation related to possible acquisitions and financial reporting standards, and employee benefit plan audits. Tax fees include tax compliance, tax advice and tax planning, including international tax services. All other fees include miscellaneous services provided to the Company’s international locations.
Auditor Independence
      The Audit Committee has determined that the provision of services rendered above is compatible with maintaining Ernst & Young LLP’s independence.
      All audit related, tax and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Policies and Procedures for the Pre-Approval of Audit and Non-Audit Services provide for pre-approval of audit, audit-related, tax and other services specifically described by the Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The Committee has delegated to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee:

James O’Leary (Chairman)
David A. Brandon
Timothy J. O’Donovan
PROPOSALS BY HOLDERS OF COMMON STOCK
      If any shareholder wishes to have a proposal included in the Company’s proxy statement for the Annual Meeting to be held in 2007, the proposal must be received by the Company by December 8, 2006, which is the date that is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal should be sent to the Secretary of the Company at its executive offices in Ann Arbor, Michigan, and it is recommended that registered or certified mail, return receipt requested, be used.
      In addition, if any shareholder intends to present a proposal for consideration at the Annual Meeting in 2007, in accordance with the procedures set forth in the Company’s By-Laws, prior written notice of a shareholder’s intention to present such a proposal must be given to the Secretary of the Company not later than 90 days prior to the first anniversary of the date of the 2006 Annual Meeting or February 9, 2007. Such notice must contain the information required by the Company’s By-Laws, and the presiding officer of the Annual Meeting may refuse to entertain any shareholder proposals that do not comply with these By-Law provisions.

      Any shareholder entitled to vote at an Annual Meeting of shareholders at which directors are to be elected may nominate a person for election to the Board of Directors by following the procedures in the Company’s By-Laws. In general, such nominations may be made by notice in writing to the Secretary of the Company received at the Company’s executive offices not less than 90 days prior to the date of the meeting. Such notice shall provide for each person the shareholder proposes to nominate all information required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and, as to the shareholder, their name and address as they appear on the Company’s books and the class and number of shares of Kaydon’s capital stock beneficially owned. Any nomination not made in accordance with the procedures in the Company’s By-Laws shall be disregarded at the Annual Meeting of shareholders.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended requires each director and certain officers of Kaydon, and any person or entity that owns more than 10% of Kaydon common stock to file with the Securities and Exchange Commission, by a specified date, certain reports of ownership and changes in ownership of Kaydon’s common stock. Shareholders who own more than 10% of Kaydon common stock are required to furnish to Kaydon copies of all reports they file under Section 16(a). The Company prepares and files Section 16(a) reports on behalf of our officers and directors. The Sarbanes-Oxley Act of 2002 mandates that most of these reports under Section 16(a) must be filed by the second day after the event that gave rise to the required filing has occurred.
      Based upon a review of reports that were filed by Kaydon’s directors and officers and written representations from those directors and officers that no other reports were required, the Company believes that during fiscal year 2005 its directors and officers complied with all such requirements except that the information required in connection with the granting of options to Mr. O’Donovan upon his appointment as a director of the Company in July 2005 was reported on a timely basis but was made on a Form 3 Report instead of a Form 4 Report due to an error by Kaydon’s counsel. The proper report form was filed one day late.
Code of Ethics
      The Company has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to the Company’s chairman, chief executive officer, president, chief financial officer, chief accounting officer, and any person who performs similar functions; and intends to satisfy the disclosure requirement under Item 10 of Form 8-K by posting such information on its Web site at www.kaydon.com. The Company has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees, which is available on the Company’s Web site at www.kaydon.com. Also the Company has adopted Corporate Governance Guidelines, which are available on its Web site at www.kaydon.com and in print, without charge, to any shareholder who requests them.
OTHER ITEMS OF BUSINESS
      Management does not intend to present any further items of business to the meeting, and knows of no such items which will or may be presented by others. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.

JOHN F. BROCCI
Secretary
April 7, 2006
PLEASE SIGN, DATE AND IMMEDIATELY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED ENVELOPE.

APPENDIX A
KAYDON CORPORATION
AUDIT COMMITTEE CHARTER
Purpose
      The primary function of the Committee is to assist the Board of Directors in fulfilling its oversight of the Corporation’s:

•	Financial reporting processes, financial reports and other financial information;

•	Integrity of the Corporation’s financial statements;

•	Internal and independent audit activities;

•	Compliance with legal and regulatory requirements related to this Charter;

•	System of internal controls; and

•	Qualification and independence of the independent registered public accounting firm (the “independent auditors”).
      The Committee shall have the authority to retain accountants, independent counsel and other advisors to assist it in carrying out its duties. The Committee shall prepare the audit committee report as required by the SEC to be included in Kaydon’s annual proxy statement.
Composition
      The Committee shall be comprised solely of three or more independent directors as determined by the Board. For purposes of this Charter, an “independent director” is any director who fulfills the NYSE and SEC requirements for an “independent director.”
      All members of the Committee shall be financially literate, having a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.
      The members of the Committee shall be appointed by the Board of Directors, with management directors abstaining. The Board shall have the authority to remove a Committee member at any time. The Chair shall be appointed by the Board of Directors, with management directors abstaining; if the appointed Chair is not present at any meeting, the members of the Committee may designate a Chair.
Meetings
      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee shall meet at least quarterly with management, the independent auditors and the internal auditors in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately. The Committee shall maintain minutes of all Committee meetings and submit such minutes to the Board.
Responsibilities and Duties
      To fulfill its oversight responsibilities and duties, the Committee shall perform any activities consistent with this Charter, the Corporation’s bylaws and governing law, as the Committee or the Board deems necessary or appropriate, and shall:
      Review and reassess this Charter at least annually and submit the Charter to the Board of Directors for approval.

      Conduct an annual performance evaluation of the Committee and report the results of such review to the Board.
      Meet to review and discuss with management and the independent auditors the Corporation’s annual and quarterly financial statements, including reviewing the Corporation’s specific disclosures under “management’s discussion and analysis of financial condition and results of operations” and discussing other matters required to be communicated to the Committee by the independent auditors under the standards of the Public Company Accounting Oversight Board (United States), prior to filing with the Securities and Exchange Commission and prior to the release of earnings.
      Review and discuss with management, the independent auditors and the internal audit staff (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in selection or application of accounting principles, (b) the adequacy of, and any significant changes to, accounting controls, and any special audit steps adopted in light of material control deficiencies, (c) analyses prepared by management and/or the independent auditors regarding significant financial reporting issues, accounting judgments, and the effect of alternative GAAP methods on the financial statements, (d) the effect of regulatory and accounting initiatives and off-balance sheet structures on the financial statements, (e) the judgment of both management and the independent auditors about the quality, not just the acceptability of accounting principles and (f) the clarity of the disclosures in the financial statements.
      Receive and review a report from the independent auditors, prior to the filing of the Corporation’s annual report on Form 10-K, on all critical accounting policies and practices of the Corporation; all material alternative treatments of financial information within GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditors; and other material written communications between the independent auditors and management.
      Regularly review with the independent auditors any audit problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or access to requested information, and management’s response. Review any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise); any communications between the independent auditors and the independent auditors’ national office respecting auditing or accounting issues or internal control-related issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Corporation that is in addition to their audit report on the effectiveness of internal control over financial reporting.
      Discuss the Corporation’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.
      Discuss with management Kaydon’s policies with respect to risk management.
      Report and make recommendations to the Board regularly with respect to the Committee’s activities and determinations.
      Review with management from time to time the Corporation’s policies and practices with respect to legal, regulatory and ethical compliance.
      Discuss with management the type and presentation of information to be included in earnings press releases, including the use of “pro forma,” “adjusted” or non-GAAP information.
      Establish procedures for the (a) the receipt, retention and treatment of complaints received by Kaydon regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of Kaydon of concerns regarding questionable accounting or auditing matters.

Independent Auditors
      Directly appoint, retain, determine compensation for, and oversee the work of the independent auditors engaged to prepare or issue an audit report or other audit, review or attest services. The independent auditors shall report directly to the Committee and the Committee shall be responsible for the resolution of disagreements between management and the independent auditors regarding financial reporting. Selection of the independent auditors shall occur at least annually and selection criteria will include but is not limited to, evaluation of their services, and compensation for audit and non-audit services. Appropriate funding for compensation to any accounting firm engaged to render or issue an audit report or perform other audit, review or attest services, as well as the administrative expenses of the Committee, shall be provided by the Corporation.
      In connection with the annual audit, review with management and the independent auditors the proposed scope of the audit plan and fees, including the areas of business to be examined, the adequacy and quality of the personnel to be assigned to the audit and other factors that may affect the time line of such audit. Discuss with the independent auditors their opinion and recommendations. Review with the independent auditors any audit problems or difficulties and management’s response.
      The Committee shall pre-approve all audit services and non-audit services (including fees and terms thereof) to be performed for the Corporation by the independent auditors, other than de-minimis non-audit services as defined under SEC rules.
      Obtain and review annually a formal written statement from the independent auditors delineating (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the independent auditors or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditors and any steps taken to deal with such issues and, (c) all relationships between the independent auditors and the Corporation consistent with Independence Standards Board Standard No. 1. The Committee shall discuss with the independent auditors all relationships or services disclosed in the statement that may impact their objectivity and independence and recommend appropriate action to satisfy itself of the independent auditors’ independence.
      Receive and discuss any reports or communications submitted to the Committee by the independent auditors required by or referred to in SAS 61.
      Establish clear hiring policies for employees or former employees of the independent auditor.
      Determine that the independent auditors has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under SEC rules.
Internal Audit Function
      Review the activities, organizational structure, and qualifications of the internal auditing department and ensure that the internal auditors have direct access to the Committee and Committee Chair.
      Review on a continuing basis the adequacy of internal controls, including meeting periodically with management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Corporation’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure.
      Review with the independent auditors, internal auditors and management, the adequacy of internal controls (including information systems and security and management’s process for assessing the effectiveness of internal control over financial reporting) and related significant findings and recommendations of the independent auditors and internal auditors, together with management’s responses.
      Discuss with the independent auditors the characterization of deficiencies in internal control over financial reporting and any differences between management’s assessment of the deficiencies and the independent auditors. Discuss with management its remediation plan to address internal control deficiencies. Determine that the disclosures describing any identified material weaknesses and management’s remediation plans are clear and complete.
      Discuss with management its process for performing its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act.
      Discuss with management, the internal auditors, and the independent registered public accountants any (1) changes in internal control over financial reporting that have materially affected or are reasonably likely to materially affect the Corporation’s internal control over financial reporting that are required to be disclosed and (2) any other changes in internal control over financial reporting that were considered for disclosure in the Corporation’s periodic filings with the SEC.
      Review summaries of reports to management prepared by the internal auditors and management’s responses.
Other Advisers
      The Committee has the authority to retain independent outside advisers including consultants, accountants and legal counsel as needed in carrying out its duties whose expenses shall be borne by the Corporation.
Limitation on Audit Committee’s Role
      While the Committee has the responsibilities and powers set forth in this Charter, management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements. Management and the internal auditors are responsible for maintaining appropriate accounting and financial reporting principles, policies, internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out proper audits and reviews of the Corporation’s interim and year-end financial statements. Consequently, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete, accurate or in compliance with generally accepted accounting principles.

APPENDIX B
KAYDON CORPORATION
COMPENSATION COMMITTEE CHARTER
Organization
      There shall be a standing committee of the Board of Directors to be known as the Compensation Committee. The Compensation Committee shall be comprised of not less than three (3) independent directors. For purposes of this Charter, an “independent director” is any Director who fulfills the NYSE requirements for an “independent director”.
      Members of the Committee shall be appointed annually by the Board of Directors at its annual meeting or as necessary to fill vacancies in the interim. The Board may remove any member of the Committee at any time. The Board shall designate one of the Committee Members as Chairman; if the Chair is not present at any meeting, the members may designate a Chair. The committee shall hold meetings (in person or by telephone conference) as necessary. A majority of the Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Committee. The Committee shall have the authority to delegate any duties or responsibilities to any subcommittee.
Statement of Policy
      The primary function of the Compensation Committee is to consider and make recommendations to the Board concerning the compensation programs, benefits and awards for the Corporation.
Responsibilities
      1. Consider and make recommendations to the Board regarding the selection and retention of all elected officers of the Corporation, including the Chief Executive Officer, and other key employees as appropriate.
      2. Undertake studies and make recommendations to the Board concerning the compensation of non-employee Board members.
      3. Administer, interpret, make grants and awards, adopt rules and recommend to the Board amendments of the Corporation’s 1999 Long Term Stock Incentive Plan.
      4. Consider, make recommendations and approve bonus awards with respect to elected officers and aggregate payments to other participants in the Corporation’s incentive compensation program.
      5. Consider and make recommendations to the Board concerning the total compensation package (including, but not limited to base pay, bonus awards, perquisites, other remuneration), the structure and award formulae, and calculation and performance targets for the Corporation’s incentive compensation program for all elected officers.
      6. Produce the annual proxy statement compensation committee report on executive compensation as required by the SEC and review and approve other proxy compensation disclosures.
      7. Oversee selection of outside consultants to review the Corporation’s executive compensation program as appropriate; and to meet privately with such consultants without management present if desired.
      8. Consider recommendations for major changes in compensation, benefits and/or retirement plans that have application to significant numbers of the Corporation’s total employees and which may require approval of the Board.
      9. Retain independent outside advisers including consultants, accountants and legal counsel as needed, the expenses of which shall be borne by Kaydon, and including sole authority to retain and terminate any

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compensation consultant to be used to evaluate director, CEO or senior executive compensation, including sole authority to approve fees and terms of retention.
      10. Review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors, determine and approve the CEO’s compensation level based on this evaluation.
      11. Keep minutes of each meeting held and report to the Board periodically. This report shall include a review of any recommendations or issues that arise with respect to executive compensation and any other matters the Committee deems appropriate or is requested to be included by the Board.
      12. Conduct an annual performance evaluation of the Compensation Committee.
      13. Annually review and assess this Charter and recommend any proposed changes to the Board for approval.

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APPENDIX C
KAYDON CORPORATION
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER
Organization
      There shall be a standing committee of the Board of Directors to be known as the Corporate Governance and Nominating Committee. The membership of this Committee shall be comprised of at least three (3) independent directors. For purposes of this Charter, an “independent director” is any Director who fulfills the NYSE requirements for an “independent director”.
      The members of the Corporate Governance and Nominating Committee shall be designated annually by the Board of Directors. The Board may remove any member of the Committee at any time. The Board shall designate one of the Committee members as its Chairman; if the Chair is not present at any meeting, the Committee may designate a Chair. A majority of the Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Committee. The Committee shall hold meetings (in person or by telephone conference) as necessary and at such times and places as the Committee determines. The Committee is authorized to confer with the Corporation’s management and other employees, request such employees to attend its meetings (or portions thereof) and to provide information to the extent it deems necessary or appropriate to fulfill its duties. The Committee shall be authorized to delegate its duties and responsibilities to any subcommittee.
Purpose, Duties and Responsibilities
      The Corporate Governance and Nominating Committee (i) assists the Board of Directors in identifying, screening, and recommending qualified candidates to serve as directors of the Company, (ii) is responsible for oversight of the Board of Directors independence, operations, effectiveness and (iii) promotes excellence in governance.
Specifically, the Committee will:
      1. Identify qualified candidates to fill Board positions consistent with criteria approved by the Board; make recommendations to the Board concerning selection criteria to be made by the Committee in seeking nominees for election to the Board.
      2. Recommend to the Board of Directors nominees to fill new positions or vacancies as they occur among the Directors; and prior to each annual meeting of shareholders, the candidates for election or reelection as Directors by the shareholders at the annual meeting.
      3. Consider candidates submitted by Directors, officers, employees, shareholders, and others.
      4. Be available to the Chairman of the Board and other Directors for consultation concerning candidates as Directors.
      5. Undertake studies and make recommendations to the Board concerning the structure, composition and functioning of the Board and all Board committees.
      6. Develop and recommend to the Board of Directors such corporate and Board governance guidelines as may be deemed necessary by the Committee to ensure that Kaydon effectively protects and enhances shareholder value.
      7. Recommend ways in which the Board of Directors could improve its performance.
      8. Review Board meeting procedures, including the appropriateness and adequacy of the information supplied to Directors prior to and during Board meetings.

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      9. Monitor the practices of the Board of Directors to ensure compliance with the Corporation’s corporate governance principles.
      10. Annually evaluate and review the performance of the Board of Directors as a whole in order to increase the overall effectiveness of the Board, and report the results of its evaluation to the Board of Directors.
      11. Review and pre-approve any outside directorships in other public companies held by the CEO. Monitor any outside directorships in other public companies held by other senior company officials that are reviewed and approved by the CEO.
      12. Periodically receive and consider recommendations from the CEO regarding succession at the CEO and other senior officer levels.
      13. Annually assesses whether (a) the majority of the Board are independent directors; and (b) the membership of the Audit, Compensation and Corporate Governance and Nominating Committees are comprised exclusively of independent directors, and provide such assessment to the board of directors for its determination of independence of the members of the board.
      14. Retain independent outside advisers including consultants, accountants and legal counsel as needed, the expenses of which shall be borne by the Corporation, and including the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.
      15. Oversee the evaluation of the Board and management.
      16. Keep minutes of each meeting held and report to the Board periodically. This report shall include a review of any recommendations or issues that arise with respect to Board or committee nominees or membership, Board performance, corporate governance and any other matters that the Committee deems appropriate or is requested to be included by the Board. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision.
      17. Conduct an annual performance appraisal of the Corporate Governance and Nominating Committee.
      18. Annually review and assess this Charter and recommend any proposed changes to the Board for approval.

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▼   DETACH PROXY CARD HERE   ▼

(Please sign, date and return this proxy in the enclosed postage prepaid envelope)
☒
Votes must be indicated (x) in Black or Blue ink.
This Proxy is solicited on behalf of the Board of Directors of the Company.
1. Election of a Board of Directors for a term of one year:

FOR all nominees (except as listed to the contrary).	☐	AUTHORITY WITHHELD for all	☐	*Exception	☐

*Exception

(INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “*Exceptions” box and write that nominee’s name in the space provided above.)

		FOR	AGAINST	ABSTAIN

2.	Ratification of the appointment of the Company’s independent registered public accountants for 2006, and	☐	☐	☐

3.	To transact such other business as may properly come before the meeting and any adjournment thereof.

	To change your address, please mark this box.	☐

	To include any comments, please mark this box.	☐

IMPORTANT: PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE COMPLETE DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR VOTE WILL BE COUNTED.

You are urged to data, sign and return promptly this proxy in the envelope provided. It is Important for you to be represented at the Meeting. The execution of this proxy will not affect your right to vote in person if you are present at the Meeting and wish to so vote.

Date Share Owner sign here	Co-Owner sign here

PROXY

KAYDON CORPORATION
Annual Meeting of Shareholders, May 12, 2006

Solicited on Behalf of the Board of Directors of Kaydon Corporation
     The undersigned hereby appoints BRIAN P. CAMPBELL and JOHN F. BROCCI, and each of them, the proxies of the undersigned, with power of substitution in each, to vote all stock of Kaydon Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of such Corporation to be held at the Corporate offices of Kaydon Corporation, 315 E. Eisenhower Pkwy, Suite 300, Ann Arbor, Michigan on Friday, May 12, 2006 at 11:00 AM, Eastern time, and at any adjournment thereof.
     David A. Brandon, Brian P. Campbell, Timothy J. O’Donovan, James O’Leary, and Thomas C. Sullivan have been nominated for election as Directors. Your vote for the five directors may be indicated below.
     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no contrary specification is indicated, this proxy will be voted FOR the election of all nominees as Directors. To insure this proxy is properly executed, each stockholder should review the Proxy Statement section entitled Quorum and Vote Requirements, and the vote requirements described in the sections relative to Proposal No. 2 of the Proxy Statement before marking this card.
(Continued and to be signed on reverse side)
KAYDON CORPORATION
P.O. BOX 11079
NEW YORK, NY 10203-0079